                         ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement, dated as of December 19, 1995, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among International Mill Service, Inc., a Pennsylvania corporation (the "Borrower"), Envirosource, Inc., a Delaware corporation (the "Parent"), the banks and other financial institutions (the "Lenders") from time to time parties thereto, NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     NationsBank, N.A. (the "Assignor") and Banque Paribas (the
"Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a 5.0% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, the Borrower or any of the Parent's other Subsidiaries or any other obligor or the performance or observance by the Parent, the Borrower or any of the Parent's other Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Revolving Credit Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Revolving Credit Note(s) for a new Revolving Credit Note or Revolving Credit Notes payable to the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and (if the Assignor has retained any interest in the Assigned Facility) a new Revolving Credit Note or Revolving Credit Notes payable to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement, as specified on Schedule 1.

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.16(b) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be February 8, 1996 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 11.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                SCHEDULE 1
                       TO ASSIGNMENT AND ACCEPTANCE
                     RELATING TO THE CREDIT AGREEMENT,
                       DATED AS OF DECEMBER 19, 1995
                                   AMONG
                     INTERNATIONAL MILL SERVICE, INC.,
                            ENVIROSOURCE, INC.,
       THE BANKS AND OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME
                             PARTIES THERETO,
              NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT, AND
           CREDIT LYONNAIS NEW YORK BRANCH, AS SYNDICATION AGENT



Name of Assignor:  NationsBank, N.A.

Name of Assignee:  Banque Paribas

Effective Date of Assignment:  February 8, 1996

  Credit               Principal           Principal       Commitment Percentage
Facility Assigned   Amount Assigned     Amount Retained        Assigned
- - -----------------   ---------------     ---------------        --------
 Revolver             $5,000,000         $45,000,000             5.0%



BANQUE PARIBAS                             NATIONSBANK, N.A.


By:/s/ Pierre-Jean de Filippis             By:/s/ Scott A. Jackson
   Name: Pierre-Jean de Filippis           Name: Scott A. Jackson
   Title: General Manager                  Title: Vice President


Accepted: /s/ Jeffrey N. MacDowell
          Vice President

INTERNATIONAL MILL SERVICE, INC.


By: /s/ C.E. Huben
     Name: Christina E. Huben
     Title: Vice President

NATIONSBANK, N.A., as
  Administrative Agent


By:/s/ Scott A. Jackson
   Name: Scott A. Jackson
   Title: Vice President

CREDIT LYONNAIS NEW YORK BRANCH, as
  Syndication Agent



By:/s/ Frederick Haddad
   Name: Frederick Haddad
   Title: Senior Vice President

                         ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement, dated as of December 19, 1995, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among International Mill Service, Inc., a Pennsylvania corporation (the "Borrower"), Envirosource, Inc., a Delaware corporation (the "Parent"), the banks and other financial institutions (the "Lenders") from time to time parties thereto, NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     Credit Lyonnais New York Branch (the "Assignor") and Banque Paribas (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a 5.0% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, the Borrower or any of the Parent's other Subsidiaries or any other obligor or the performance or observance by the Parent, the Borrower or any of the Parent's other Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Revolving Credit Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Revolving Credit Note(s) for a new Revolving Credit Note or Revolving Credit Notes payable to the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and (if the Assignor has retained any interest in the Assigned Facility) a new Revolving Credit Note or Revolving Credit Notes payable to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement, as specified on Schedule 1.

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.16(b) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be February 8, 1996 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 11.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                SCHEDULE 1
                       TO ASSIGNMENT AND ACCEPTANCE
                     RELATING TO THE CREDIT AGREEMENT,
                       DATED AS OF DECEMBER 19, 1995
                                   AMONG
                     INTERNATIONAL MILL SERVICE, INC.,
                            ENVIROSOURCE, INC.,
       THE BANKS AND OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME
                             PARTIES THERETO,
              NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT, AND
           CREDIT LYONNAIS NEW YORK BRANCH, AS SYNDICATION AGENT



Name of Assignor:  Credit Lyonnais New York Branch

Name of Assignee:  Banque Paribas

Effective Date of Assignment:  February 8, 1996

  Credit                Principal          Principal       Commitment Percentage
Facility Assigned    Amount Assigned    Amount Retained         Assigned
- - -----------------    ---------------    ---------------         --------
 Revolver              $5,000,000        $45,000,000              5.0%



BANQUE PARIBAS                             CREDIT LYONNAIS
                                           NEW YORK BRANCH


By:/s/ Pierre-Jean de Filippis             By:/s/ Frederick Haddad
   Name: Pierre-Jean de Filippis           Name: Frederick Haddad
   Title: General Manager                  Title: Senior Vice President


Accepted: /s/ Jeffrey N. MacDowell
              Vice President

INTERNATIONAL MILL SERVICE, INC.



By:/s/ C.E. Huben
   Name: Christina E. Huben
   Title: Vice President

NATIONSBANK, N.A., as
  Administrative Agent


By:/s/ Scott A. Jackson
   Name: Scott A. Jackson
   Title: Vice President


CREDIT LYONNAIS NEW YORK BRANCH, as
  Syndication Agent


By:/s/ Frederick Haddad
   Name: Frederick Haddad
   Title: Senior Vice President